Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of the common stock of Wright Medical Group, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d–1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: September 28, 2011

OEPW, LLC

By: One Equity Partners IV, L.P., its Managing Member

By: OEP General Partner IV, L.P., its General Partner

By: OEP Parent LLC, its General Partner

/s/ Christian Ahrens
Name:	Christian Ahrens
Title:	Managing Director

ONE EQUITY PARTNERS IV, L.P.

By: OEP General Partner IV, L.P., its General Partner By: OEP Parent LLC, its General Partner

/s/ Christian Ahrens
Name:	Christian Ahrens
Title:	Managing Director

OEP GENERAL PARTNER IV, L.P.

By: OEP Parent LLC, its General Partner /s/ Christian Ahrens
Name:	Christian Ahrens
Title:	Managing Director

OEP PARENT LLC

/s/ Christian Ahrens
Name:	Christian Ahrens
Title:	Managing Director